EXHIBT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 and Form S-8 (File Nos. 333-60688, 333-69796, 333-75144, 333-98961, 333-89528 and 333-40588) of LendingTree, Inc. of our report dated February 3, 2003 relating to the financial statements, which appears in this Form 10-K. We also consent to the references to us under the heading “Selected Financial Data” in this Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP

Charlotte, North Carolina

February 25, 2003